Exhibit 10.1

FIRST AMENDMENT

TO

BB&T CORPORATION SHORT-TERM INCENTIVE PLAN

(January 1, 2009 Restatement)

WHEREAS, BB&T Corporation sponsors and maintains the BB&T Corporation Short-Term Incentive Plan (January 1, 2009 Restatement) pursuant to a plan document executed on December 23, 2008 (the “Plan”); and

WHEREAS, Section 11 of the Plan provides that the Plan may be amended by the Board of Directors of BB&T Corporation (the “Board”);

NOW, THEREFORE, pursuant to action of the Board in compliance with the provisions of Section 11 of the Plan, the Plan is hereby amended as follows effective as of January 1, 2010:

1. The first sentence of the last paragraph of Section 6 is modified to conform the actions under the Plan in accordance with past resolutions of the Board and its Compensation Committee by deleting the phrase “but in no event later than March 15 of the following calendar year” and inserting “between January 1 and March 15 of the following calendar year” in place thereof; and the second sentence thereof is amended to provide as follows:

“The Award shall be paid in a lump sum; provided, however, that the Award may be paid in installments in the Committee’s discretion if the Committee so determines by resolution adopted prior to January 1 of the applicable performance calendar year.”

2. Section 8 is amended by changing the phrase “based on his performance” in the first and third sentence thereof to “based on his achieved performance goals.”

3. Section 13.h. is amended as follows:

a. By the addition of the following new subsection (iii) following subsection (ii):

“, or (iii) with respect to new Awards, upon such other bases as the Committee shall determine.”

b. By deleting the phrase “no such adjustment” in the last sentence and inserting “no adjustment or modification of the terms of Awards or performance objectives” in place thereof.

IN WITNESS WHEREOF, this First Amendment to BB&T Corporation Short-Term Incentive Plan (January 1, 2009 Restatement) has been executed on behalf of BB&T Corporation this 15th day of March, 2010.

BB&T CORPORATION

By:	/S/ ROBERT E. GREENE
Printed Name:	Robert E. Greene
Title:	Senior Executive Vice President